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                                                                   EXHIBIT 10.01

                               SUBLEASE AGREEMENT

      This AGREEMENT is made as of this 9th day of May, 2006, between LecTec Corporation (a Minnesota Corporation), hereinafter referred to as "Sublessor", and The Furniture Source "THE FSI", hereinafter referred to as "Sublessee".

The parties hereto have agreed that the Sublessor shall sublet approximately 7,000 square feet of such space to the Sublessee; at 5616 Lincoln Drive, Edina, MN.

NOW THEREFORE, the parties hereto hereby covenant and agree as follows:

      1. Sublessor hereby subleases to Sublessee said 7,000 square feet, more or less, of the space in said Premises, as depicted on Exhibit "A" attached hereto and made a part hereof, (the "Subleased Premises"), for a term beginning May 15th, 2006 through and including April 30, 2008. Lessee shall pay to Lessor a gross monthly rent in the amount of Three Thousand and 00/100 Dollars ($3,000.00), in advance, on the first day of each and every month during the term hereof and shall be an all inclusive rent covering base rent, operating expenses, real estate taxes and gas and electrical usage ("Gross Rent"). The Lessee shall also pay a refundable security deposit of $4,500.00. Rent paid for any partial month will be prorated. If Sublessee stays in said space beyond April 30, 2008, gross monthly rent will increase to $4,500 per month and the terms of the sublease will remain the same as set forth above.

      2.    The Subleased Premises shall be used for the purpose of Storage.

      3. Sublessee shall not assign its interest in this Sublease nor further sublet the Subleased Premises in whole or in part; and shall not permit its interest on this Sublease to be vested in any third party by operation of law or otherwise.

      4. Sublessee shall supply to Sublessor and to Landlord, prior to the occupancy of the Premises, a copy of a Certificate of Insurance by an acceptable insurance company, and on an annual basis, with the coverage amounts defined in the Prime Lease, listing the following as additional insured's:

            Welsh Companies, LLC
            and SMD Lincoln Investments, LLC
            7807 Creekridge Circle
            Minneapolis, Minnesota 55408

            LecTec Corporation
            5610 Lincoln Drive
            Edina, MN  55436

      5. Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease in its capacity as Lessee.

      6. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Prime Lease, and Sublessee shall indemnify and

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            hold Sublessor harmless from and against all claims of any kind whatsoever by reason of Sublessee failing to comply with the provisions of section 6.

      7. Sublessee agrees to accept the Subleased Premises in its "as is" condition. Sublessor agrees to have premises free of debris and in broom-clean condition. No other changes or improvements will be made to the Subleased Premises without the approval of Sublessor and Lessor.

      8. The covenants and agreements herein contained shall bind and inure to the benefit of the Sublessor, Sublessee, and their respective heirs, executors, administrators, successors and assigns.

      9. Sublessor shall indemnify, defend and hold Sublessee and its affiliates, agents, employees and contractors, harmless from and against, and shall reimburse Sublessee for, all losses, damages, claims, liability and expense or costs (including, without limitation, reasonable attorney's fees) arising out of, from or in connection with (i) Sublessor's use or occupancy of the Sublease Premises prior to the date hereof or (ii) any breach or default by Sublessor under this Sublease, including the failure of Sublessor to pay, perform, observe or comply with any obligation, covenant condition or restriction imposed on Sublessor as Tenant under the Prime Lease which, in accordance with the terms of this Sublease, shall be the continuing obligation of the Sublessor under the Prime Lease (including the obligation to pay base rent, additional rent or operating expenses to the Landlord.

      10. Sublessee agrees to allow Welsh company meter reader to enter said space for the sole purpose of reading meters for monthly electrical charges for Lessor.

      11. Lessor will notify landlord of any changes to this agreement, if any, after April 30, 2008.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the date and year first above written.

SUBLESSEE:                                   SUBLESSOR:
The Furniture Source                         LecTec Corporation
(A Minnesota Company)                        (A Minnesota Company)
By: _/s/  Dan Sheehan________                   By:_/s/_Bill Johnson______
Its: _President_____________                    Its: __Controller________
Date: 5/10/06_______________                    Date: _5/10/06___________